[FILED, 98 NOV 23, AM 11:09, SECRETARY OF STATE, TALLAHASSEE,
FLORIDA]

                     1st Internet Group, Inc.

                    Articles of Incorporation

We the undersigned do hereby associate ourselves together for the purpose of becoming a corporation under and pursuant to the laws of the state of Florida, providing for the formation, liability, rights, privileges and immunities or corporation for profit, and for the purposes, do hereby certify, declare and set forth as follows, to-wit:

                            ARTICLE I

NAME: The name and address of this corporation shall be:

                     1st Internet Group, Inc.
                       5883 Lake Worth Road
                       Lake Worth, FL 33463

                            ARTICLE II

NATURE OF BUSINESS: The general nature of this business to be transacted by this corporation is, the transaction of any and all lawful business for which corporations may be incorporated in the State of Florida.

                           ARTICLE III

TERM OF EXISTENCE: This corporation shall exit [sic] perpetually unless sooner dissolved according to law.

                            ARTICLE IV

CAPITAL STOCK: The maximum number of shares of stock this corporation is authorized to have outstanding at one time is 100,000 shares
(100,000) of common stock with no par value.

                            ARTICLE V

INITIAL CAPITAL: The amount of capital with which this corporation shall commence business shall be five hundred dollars ($500.00)

                            ARTICLE VI

REGISTERED AGENT AND REGISTERED OFFICE: The Registered Agent of said corporation at the Registered Office shall be William H. Corley. The Registered Office shall be at:

                       5883 Lake Worth Road
                       Lake Worth, FL 33463

                             ARTICLE VII

OFFICERS AND DIRECTORS: The names and post office addresses of the first directors of this corporation who shall hold office for the first year or until their successors are chosen shall be:

                  William H. Corley - President
                       5883 Lake Worth Road
                       Lake Worth, FL 33463

                Michael J. Graham - Vice President
                       5883 Lake Worth Road
                       Lake Worth, FL 33463

The corporation shall have at least one and no more than five (5) directors and no person shall be required to own, hold, or to control stock in the corporation as a condition precedent to holding any office in this corporation.

                           ARTICLE VIII

INCORPORATOR: The name and post office addresses of the incorporator to these Articles of Incorporation, are as follows:

                        Michael J. Graham
                       5883 Lake Worth Road
                       Lake Worth, FL 33463

/s/ MICHAEL J. GRAHAM - INCORPORATOR
------------------------------------
Michael J. Graham - Incorporator

                            ARTICLE IX

OFFICERS: The officers of this corporation shall be a President, and such other officers and agents as may be necessary. All officers and agents, and factors as may be deemed necessary, shall be chosen in such manner, hold their offices for such terms, and have such powers and duties as may be prescribed in the by-laws or determined by the Board of Directors.

Any person may hold tow [sic] or more offices. This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law and all rights conferred on stockholders herein are granted subject to this reservation.

                            ARTICLE X

POWERS: This corporation shall have the following powers:

A. To have a corporation seal, which may be altered at pleasure, and to use the same by causing it, or facsimile thereof to be impressed, affixed, or any other manner reproduced.

B. To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in, and with real personal property or any interest therein wherever situated.

C. To sell, convey, mortgage, pledge, create a security interest in, lese [sic], exchange, transfer, and otherwise dispose of all or any part of the property and assets.

D. To lend money to and use the credit to assist the officers and employees in accordance with Florida Statute 607.141.

E. To purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ sell, mortgage, lend, pledge or otherwise use and deal in and with, shares or other interests in, or obligation of, other domestic or foreign corporations, associates, partnerships, or individuals, or direct or indirect obligations of United States or of any other government, state territory, government district, or municipality, or of any instrumentality thereof.

F. To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its bonds, notes, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises and income. To buy and sell and transfer options.

G. To lend money for corporate purposes, and invest and reinvest its funds, and to take and hold real and personal property as security for payment of the funds so loaned or reinvested.

H. To conduct its business, carry on the operation and have offices and exercises the powers granted by the Florida Statutes, 607, within or without the State.

I. To elect or appoint officers and agents of the corporation and define their duties and to fix their compensations.

J. To make and alter the by-laws, not inconsistent with these Articles of Incorporation, or laws of the State of Florida, for the administration and regulation of the affairs of the corporation.

K. To make donations for the public welfare or for the charitable, scientific, or educational purposes.

L. To transact any lawful business which the Board of Directors shall find will be in of governmental policy.

M. To pay pensions and establish pension plans, profit sharing plans, stock option plans, and other incentive plans for any or all of its directors, officers, and employees of its subsidiaries.

N. To be a promoter, incorporator, partner, member, associate or manager of any corporation, partnership, joint venture, trust or other enterprise.

0. To have and exercise all powers necessary or convenient to affect the purposes of this corporation.

[FILE STAMPED: FILED, 98 NOV 23, AM 11:10, SECRETARY OF STATE,
TALLAHASSEE, FLORIDA]

                            ARTICLE XI

REGISTERED AGENT: The Registered Agent for this corporation shall be:

               William H. Corley - Registered Agent
                       5883 Lake Worth Road
                       Lake Worth, FL 33463

             /s/ WILLIAM H. CORLEY, REGISTERED AGENT
             ---------------------------------------
               Registered Agent- William H. Corley


I,William H. Corley accept service of process of 1st Internet Group,
Inc.



/s/ WILLIAM H.CORLEY - REGISTERED AGENT
---------------------------------------
William H. Corley - Registered Agent


The undersigned has executed these Articles of Incorporation this 10th day of November 1998.

/s/ WILLIAM H. CORLEY - PRESIDENT
---------------------------------
President - William H. Corley


/s/ MICHAEL J. GRAHAM - VP
--------------------------
Vice President - Michael J. Graham